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                                                                       EXHIBIT 9

                                                                          [LOGO]
                                   COMMONWEALTH ANNUITY & LIFE INSURANCE COMPANY

April 25, 2016

Commonwealth Annuity and Life Insurance Company
132 Turnpike Road, Suite 210
Southborough, MA 01772

RE:      Commonwealth Annuity Separate Account A
         Commonwealth Annuity and Life Insurance Company
         File No. 333-141045

Dear Sir/Madam:

I have acted as Senior Vice President, Associate General Counsel and Assistant Secretary to Commonwealth Annuity and Life Insurance Company (the "Company"), a Massachusetts insurance company and Commonwealth Annuity Separate Account A (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Massachusetts and is duly authorized by the Insurance Department of the State of Massachusetts to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of the Massachusetts Insurance Code.

3. To the extent so provided under the contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contacts and the Account.

Sincerely yours,

/s/ Sarah M. Patterson

Sarah M. Patterson
Senior Vice President, Associate
General Counsel, and Assistant Secretary